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                                December 16, 2004


                                                Exhibit 5.1, 8.1 and 23.1

New Century Mortgage Securities, Inc.
18400 Von Karman, Suite 1000
Irvine, California  92612

                  New Century Mortgage Securities, Inc.
                  Mortgage Pass-Through Certificates and Mortgage-Backed Notes Registration Statement on Form S-3
                  ------------------------------------------------------------

Ladies and Gentlemen:

         We are counsel to New Century Mortgage Securities, Inc., a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of Mortgage Pass-Through Certificates (the "Certificates") and Mortgage-Backed Notes (the "Notes"; collectively with the Certificates, the "Securities"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Certificates are issuable in series under separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement") among the Registrant and a master servicer and a trustee to be identified in the prospectus supplement for such series of Certificates. Each Pooling and Servicing Agreement will be substantially in one of the forms filed as Exhibits to the Registration Statement. The Notes are issuable in series under separate indentures (each such indenture, an "Indenture"), between an indenture trustee and an issuer to be formed, each to be identified in the prospectus supplement for such series of Notes. Each Indenture will be substantially in the form filed as an Exhibit to the Registration Statement.

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

         In rendering this opinion letter, any opinion expressed herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of and secured parties, as to which laws we express no opinion herein, (iii) the effect of certain laws, regulations and judicial and other decisions upon the availability and enforceability of certain remedies including the remedies of specific performance and self-help and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection and (iv) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations.

         This opinion letter is based solely upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter. In addition, if we indicate herein that any opinion is based on our knowledge, our opinion is based solely on such actual present knowledge of such attorneys.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         The federal tax opinions set forth below are based upon the existing provisions of the Code and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express an opinion on any other legal or income tax aspect of the transactions contemplated by the documents relating to the transaction.

         Based upon and subject to the foregoing, it is our opinion that:

         1. Each Pooling and Servicing Agreement, assuming the authorization, execution and delivery thereof by the parties thereto, will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the parties thereto in accordance with its terms.

         2. Each Indenture, assuming the authorization, execution and delivery thereof by the parties thereto, will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the parties thereto in accordance with its terms.

         3. Each series of Certificates, assuming the authorization, execution and delivery of the related Pooling and Servicing Agreement, the execution and authentication of such Certificates in accordance with that Pooling and Servicing Agreement and the delivery thereof and payment therefor as contemplated in the Registration Statement and in the prospectus and prospectus supplement delivered in connection with such Certificates, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Pooling and Servicing Agreement.

         4. Each series of Notes, assuming the authorization, execution and authentication thereof in accordance with the related Indenture and the delivery thereof and payment therefor as contemplated in the Registration Statement and in the prospectus and prospectus supplement delivered in connection with such Notes, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Indenture.

         5. The description of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in the Securities, is accurate with respect to those tax consequences which are discussed and we hereby adopt and confirm that description as our opinion.

         6. To the extent that the description referred to in paragraph 5. above expressly states our opinion, or states that our opinion has been or will be provided as to any series of Certificates or Notes, we hereby confirm and adopt such opinion herein.

         Please note that paragraphs 5. and 6. above apply only to those series of Securities for which our firm is named as counsel to the Registrant in the related prospectus supplement.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings "Federal Income Tax Consequences" and "Legal Matters", without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.


                                             Very truly yours,


                                             THACHER PROFFITT & WOOD LLP